Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORTS
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, in their respective capacities as chief executive officer and chief financial officer of Schweitzer-Mauduit International, Inc. (the “Company”), hereby certify to the best of their knowledge following reasonable inquiry that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2017, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such periodic report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.  The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose.  The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

By:	/s/ Frédéric P. Villoutreix	By:	/s/ Allison Aden
	Frédéric P. Villoutreix Co-Chief Executive Officer		Allison Aden Executive Vice President, Finance and Chief Financial Officer

	May 3, 2017		May 3, 2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).